UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2004

AVATECH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31265	84-1035353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10715 Red Run Blvd., Suite 101, Owings Mills, Maryland 21117

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 581-8080

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

(a) (1) On December 6, 2004, Avatech Solutions, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with W. James Hindman, the chairman of the Company’s board of directors.

(2) Mr. Hindman is a guarantor of the Company’s $700,000 line of credit from the Company’s senior lender (the “Line”), which is currently due and payable on February 15, 2005. In exchange for $28,000 payable on or before December 31, 2004 and an immediately-exercisable warrant to purchase up to 100,000 shares of the company’s common stock for $0.35 per share that expires on December 6, 2007, Mr. Hindman agreed to personally guaranty any extensions of the maturity date of the Line through October 27, 2005.

Item 3.02. Unregistered Sales of Equity Securities

(a) On December 7, 2004, in exchange for an aggregate payment of $97,830.72 and the surrender of certain outstanding warrants, a revocable trust for the benefit of W. James Hindman, the chairman of the Company’s Board of Directors, and of which Mr. Hindman serves as trustee, exercised warrants to purchase 257,016 shares of the Company’s common stock.

The Company relied on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Sections 4(2) and 3(a)(9) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVATECH SOLUTIONS, INC.
(Registrant)

Date: December 9, 2004	By:	/s/ Christopher D. Olander
Christopher D. Olander
Executive Vice President and General Counsel